                                                                    EXHIBIT 12.1
                                 THE COMPANY

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (in millions, except ratio amounts)

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




                                                                                Historical

                                                      ----------------------------------------------------------------
                                                         First Three
                                                          Quarters                        Fiscal Years
                                                      ----------------     -------------------------------------------
                                                        1997    1996         1996    1995     1994     1993     1992
                                                      ----------------     -------------------------------------------
Income from Operations before extraordinary items..      $42      $30         $38      $24     ($3)    ($12)    ($33)

Add:
     Fixed charges.................................       89       89         128      124     124      124      126
                                                      ----------------     -------------------------------------------

Adjusted earnings..................................     $131     $119        $166     $148    $121     $112      $93
                                                      ================     ===========================================

Fixed charges:
     Interest on indebtedness and amortization of
       deferred financing costs....................      $83      $83        $120     $116    $116     $116     $118
     Portion of rents representative of the
       interest factor.............................        6        6           8        8       8        8        8
                                                      ----------------     -------------------------------------------

Total fixed charges................................      $89      $89        $128     $124    $124     $124     $126
                                                      ================     ===========================================

Ratio of earnings to fixed charges.................     1.47     1.34        1.30     1.19    --        --       --
                                                      ================     ===========================================

Deficiency of earnings to fixed charges............     --       --          --       --        $3      $12      $33
                                                      ================     ===========================================


                                                              Pro Forma                    Pro Forma
                                                            Assuming 100%               Assuming Minimum
                                                            Participation                Participation
                                                         with No Notes Issued          with No Notes Issued
                                                      --------------------------    --------------------------
                                                        First Three     Fiscal        First Three     Fiscal
                                                          Quarters       Year           Quarters       Year
                                                      --------------------------    --------------------------
                                                      1997     1996     1996        1997     1996     1996
                                                      --------------------------    --------------------------
Income from Operations before extraordinary items..      $69      $53      $83         $54      $37      $63

Add:
     Fixed charges.................................       57       56       81          47       47       68
                                                      --------------------------    --------------------------

Adjusted earnings..................................     $126     $109     $164        $101      $84     $131
                                                      ==========================    ==========================

Fixed charges:
     Interest on indebtedness and amortization of
       deferred financing costs....................      $51      $50      $73         $42      $42      $61
     Portion of rents representative of the
       interest factor.............................        6        6        8           5        5        7
                                                      --------------------------    --------------------------

Total fixed charges................................      $57      $56      $81         $47      $47      $68
                                                      ==========================    ==========================

Ratio of earnings to fixed charges.................     2.21     1.95     2.02        2.15     1.79     1.93
                                                      ==========================    ==========================

Deficiency of earnings to fixed charges............     --      --       --           --       --       --
                                                      ==========================    ==========================
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